UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2017

TERAFOX CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-200675	36-4817186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

R24 Flat C 5/F

Wah Mow Factory Building

5-7 Ng Fong Street, San Po Kang

Kowloon, Hong Kong

(Address of Principal Executive Offices)

+852 9560 0946

 (Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

Item 5.01 Change in Control of Registrant.

Item 9.01. Exhibits.

On June 5, 2017, the Terafox Corp. (“Company”) and Smart Mate Limited, a Seychelles company and the Company’s largest shareholder (Smart Mate”), entered into a Loan Conversion Agreement pursuant to Smart Mate converted its outstanding loans to the Company in exchange for common stock of the Company. On June 5, 2017, a total of $116,485 was owed to the Smart Mate by the Company, and pursuant to the Loan Conversion Agreement, Smart Mate discharged the loan amount in exchange for receiving 23,297,000 shares of common stock of the Company. The Loan Conversion Agreement is attached hereto as Exhibit 10.4. The descriptions of the Loan Conversion Agreement are not complete, and are qualified in their entirety by reference to the respective agreements which are filed as exhibits hereto and incorporated herein.

After giving effect to the above described transaction, a total of 29,737,000 shares of common stock will be issued and outstanding and the following table lists, as of the date of this report, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Officers and Directors
Bum Chul Kim	0	0%
All officers and directors as a group (1 individual)	0	0%

Greater than 10% Shareholders

Smart Mate Limited(1)	25,365,000	85.3%
R24 Flat C 5/F Wah Mow Factory Building 5-7 Ng Fong Street San Po Kang Kowloon, Hong Kong

Wealth Star Management Pte. Ltd.(2)	1,932,000	6.6%
60 Paya Lebar Road #08-57G Paya Lebar Square 409051 Singapore

(1)

Tee Kiew Ong and Yik Kei Ong may be deemed the control parties of the shareholder. The two parties are siblings.

(2)

Pin Yin Choo is the control person of the shareholder.

Exhibit

Description

10.4

Loan Conversion Agreement dated June 5, 2017 by and between Smart Mate

Limited and Terafox Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERAFOX CORP.

(Registrant)

/s/ Bum Chul Kim

Bum Chul Kim

Chief Executive Officer

Date: June 13, 2017

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